EXHIBIT 10.31

CONSULTING AGREEMENT

AGREEMENT dated as of March 10, 2010, by and between CELLYNX GROUP, INC., a Nevada corporation (the "Company"), and ADVISOR ASSOCIATES, INC., a New York corporation (the "Consultant").

W I T N E S E T H:

WHEREAS, the Company desires to receive the benefit of Consultant's expertise and knowledge in evaluating financial investments and other matters;

NOW THEREFORE, in consideration of the mutual covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

1.   Retention of Consultant. The Company hereby retains and engages Consultant, and Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

2.   Term. This Agreement shall be for a term of twelve (12) months commencing on the date hereof and ending on March 9, 2011; provided that the Company may terminate this Agreement during the ninety (90) day period following the date hereof (i.e., to and including June 7, 2010) if the Company is not reasonably satisfied with the performance of the Consultant, upon written notice from the Company to Consultant setting forth the basis of such early termination.

3.   Consulting Services.  During the term hereof, Consultant shall provide consulting and advisory services in connection with strategic business planning, corporate finance, investor support, broker relations and related matters (the "Consulting Services").  Consultant shall determine the methods, details and means of providing the Consulting Services hereunder, which shall be reasonably satisfactory to the Company.

4.   Devotion of Time.  Subject to the provisions hereof, during the term of this Agreement, Consultant shall devote such of its time and effort as may be necessary to the discharge of its duties hereunder.  The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term hereof.  Notwithstanding anything to the contrary herein contained, Consultant shall not be restricted in any manner whatsoever from engaging in other business activities during the term of this Agreement, and Consultant shall not be required to devote any specified amount of time to the Consulting Services hereunder.

5.   Compensation.

(a)           In consideration for the Consulting Services hereunder, on the date hereof, the Company shall issue and deliver to Consultant (i) Two Million Five Hundred Thousand (2,500,000) shares of its restricted common stock, par value $0.001 per share (the “Fully Earned Shares”), and (ii) Common Stock Purchase Warrants for an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock of the Company (the “Warrant Shares”) at an exercise price of one-tenth of one cent ($0.001) per share (the "Warrants").  The Warrants shall provide for an exercise period of five (5) years, but shall not be exercisable until after June 10, 2010. The Warrants shall otherwise be in the form of Exhibit A annexed hereto.

(b)    Notwithstanding anything to the contrary contained herein in any other agreement or instrument, and as a material inducement to Consultant to execute and enter into this Agreement, the Fully Earned Shares shall be deemed fully earned as of the date hereof, and shall not be subject to return, rescission, cancellation or termination for any reason whatsoever, or conditioned upon any event or circumstance whatsoever.  Notwithstanding anything to the contrary contained herein in any other agreement or instrument, the Fully Earned Shares shall remain duly and validly issued for all purposes, and shall not otherwise be affected in any manner whatsoever, following any termination of this Agreement by the Company and/or any other party at any time, including without limitation, during the initial three (3) month period pursuant to Section 2 hereof.

(c)    The Warrant in respect of the 2,500,000 Warrant Shares shall provide for the immediate termination and cancellation thereof for all purposes in the event that the Company shall terminate this Agreement during the initial 90 day period pursuant to Section 2 hereof.

6.   Representations and Warranties of the Company.  The Company hereby represents and warrants to Consultant that:

(a)    The Company has the full power and authority to execute, deliver and perform the terms and provisions of this Agreement, including without limitation, the issuance and delivery of the Fully Earned Shares, Warrants and/or underlying shares of Common Stock of the Company in respect of the Warrants (collectively, the “Securities”).  The execution, delivery and performance of this Agreement, including the issuance and delivery of the Securities, have been duly authorized by all appropriate corporate action by the Company.  This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)    Neither the execution, delivery or performance by the Company of this Agreement and issuance of the Securities, nor compliance by the Company with the terms and provisions hereof, will: (i) contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose) any lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which the Company is a party or by which any of its property or assets is bound or may be subject; or (iii) violate any provision of the Certificate of Incorporation or Bylaws of the Company.

(c)    Subject to payment of the exercise price therefor, all of the Warrant Shares issuable by the Company to Consultant hereunder upon exercise of the Warrants will be validly issued, fully paid and non-assessable.

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6A.   Additional Company Representations.  The Company further represents and warrants that it has provided Consultant access to all information requested by Consultant and available to the Company concerning its condition, financial and otherwise and/or its management, business and/or prospects, including without limitation, all of the Company's filings pursuant to the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended (the "1934 Act"), respectively, and the regulations promulgated thereunder (collectively, the "Disclosure Documents").  The Company further represents that the Company is current in the filing of the periodic reports required by the 1934 Act.  The Company represents that it has provided, and will continue to provide, Consultant with any information and/or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents.  The provisions of this Section 6A shall survive any termination of this Agreement.

7.   Consultant Representations.  Consultant represents and warrants to the Company as follows:

(a)    At the time Consultant was offered the Securities, Consultant was, and on the date Consultant purchases and receives the Securities will be, an “accredited investor” as defined by Rule 501 under the Act, and Consultant is capable of evaluating the merits and risks of Consultant’s investment in the Company and has the capacity to protect Consultant’s own interests.

(b)    Consultant understands that the sale of the Securities is not made pursuant to a registration statement, and that Consultant is not entitled to registration rights with respect to the Securities.

(c)    Consultant acknowledges and understands that the Securities are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(d)    Consultant acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Consultant is aware of the provisions of Rule 144 promulgated under the Act.

(e)    Consultant acknowledges that the public market for the Common Stock has limited liquidity at the present time.

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(f)    Consultant acknowledges that Consultant has had the opportunity to ask questions of, and receive answers from the Company or any person acting on their behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Consultant.  In connection therewith, Consultant acknowledges that Consultant has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf.

(g)    Consultant has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Consultant’s obligations under the terms of this Agreement.  This Agreement constitutes a valid and legally binding obligation of Consultant, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(h)    Consultant understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefore shall bear the following legend or one substantially similar thereto, which Consultant has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(i)    Consultant has carefully considered and has discussed with the Consultant’s professional advisors, to the extent the Consultant has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Consultant’s particular situation and has determined that this investment and the transactions contemplated by this Agreement and the Warrants are a suitable investment for the Consultant.

(j)    Consultant represents that Consultant is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or similar gathering or presentation; or any solicitation of a subscription by a person, other than Company personnel, previously not known to Consultant.

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8.   Indemnification by the Company.  The Company hereby agrees to indemnify and hold harmless Consultant and/or its directors, officers, employees and/or affiliates (the “Consultant Indemnified Parties”) against any and all losses, claims, damages obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, all reasonable costs, expenses and/or disbursements of investigating, preparing, or defending any such action, proceeding or investigation (whether or not in connection with litigation to which the Consultant is a party) (collectively, the "Liabilities") suffered or incurred at any time by any of the Consultant Indemnified Parties arising out of or in connection with (i) the representations and warranties of the Company herein, or (ii) any violation of applicable federal or state securities or other laws by the Company, except where any such material violation would reasonably be expected to have a material adverse effect on the Company or the Consultant, relating to the issuance of the Securities or otherwise, including without limitation, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements made, in light of the circumstances under which they were made, not misleading, but excluding in all events acts resulting from Consultant’s gross negligence or intentional misconduct.

9.   Independent Contractors.  Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer or employee.  Consultant acknowledges that it is not an officer, director or agent of the Company, and it is not and will not be responsible for any management decisions on behalf of the Company.  The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company, or to exercise any dominating influence over its management.  Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and Consultant will not commit Company in any manner except when a commitment has been specifically authorized in writing by the Company.  The parties hereto acknowledge that Consultant shall be engaged solely on an independent contractor basis hereunder.

10.   Confidentiality.
(a)    The Parties hereto agree that the terms of this Agreement and all documents constituting parts of this transaction shall be kept strictly confidential except to the extent necessary to protect the rights of the Parties hereto or to satisfy the Company’s obligations under the 1934 Act and the rules adopted by the Securities and Exchange Commission hereunder.

11.   Miscellaneous Provisions.
(a)   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The parties hereby agree to irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in New York City in respect of any action, suit or proceeding arising out of or relating to this Agreement, and hereby waive any objection which any party may have to the laying of venue in any such court.

(b)   Expenses.  All fees, costs and/or expenses incurred in connection with this Agreement and the arrangements contemplated hereby shall be paid by the party incurring such fees, costs and/or expenses.

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(c)   Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and merges and supersedes any prior understandings or agreements, whether written or oral.  The provisions of this Agreement shall be amended or waived only with the written consent of both parties hereto.

(d)   Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery, if delivered by hand, or one (1) business day after the date sent by nationally recognized overnight courier service, or upon transmission via e-mail or facsimile transmission (subject to confirmation of transmission), or five (5) business days after the date sent by registered or certified mail, return receipt requested, postage prepaid, addressed in each case, to the following addresses:

if to the Company, to:

Cellynx Group, Inc.
25910 ACERO
SUITE 370
MISSION VIEJO, CA 92691

if to Consultant, to:

Advisor Associates, Inc.
1575 45th Street
Brooklyn, New York 11219

(e)   Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and the Company and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Consultant without the prior written consent of the other party hereto.

(f)   Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

(g)   Construction.  The parties hereto are sophisticated and have been represented by attorneys in connection with the arrangements contemplated by this Agreement, and the provisions hereof have been carefully negotiated.  Accordingly, this Agreement shall be construed without regard to any presumption or rule requiring construction of an agreement against the party causing it to be drafted.

(h)   Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[Balance of Page Intentionally Omitted.  Signature Page to Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CELLYNX GROUP, INC. By:___________________________________________ ADVISOR ASSOCIATES, INC. By:___________________________________________

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NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CELLYNX GROUP, INC.
WARRANT

No. ______	Issue Date: March 10, 2010

THIS WARRANT certifies that, for value received, Advisor Associates, Inc., a New York corporation, or its assigns and/or any transferee thereof (the “Holder”), shall be entitled to subscribe for and purchase from CELLYNX GROUP, INC., a Nevada corporation (the “Company”), TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares (subject to adjustment as provided herein, the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at the Exercise Price (as defined in Section 1.1) for each Warrant Share, during the Exercise Period (as defined in Section 1.2), pursuant to the terms and subject to the conditions of this Warrant.

1.   Exercise.

1.1   Exercise Price.  The “Exercise Price” shall be one-tenth of one cent ($0.001) per share, subject to Section 2 hereof.

1.2   Exercise Period.  Subject to the right of the Company to cancel this Warrant under the terms of Section 1.4 below, this Warrant may be exercised in whole or in part by the Holder at any time after June 9, 2010 hereof until 5:00 p.m. Eastern Time on that date which is five (5) years after the date hereof (i.e., March 9, 2015) (such period being herein referred to as the “Exercise Period”).

1.3   Exercise of Warrant.

1.3.1   The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional share of Common Stock), by (i) the surrender of this Warrant (properly endorsed) at the principal office of the Company at 25910 Acero, Suite 370, Mission Viejo, CA 92691 (or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), (ii) delivery to the Company, with a copy to its legal counsel, of a notice of election to exercise in the form of Exhibit A, and (iii) payment to the Company by cash, wire transfer funds, or check in an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased, or pursuant to the cashless exercise procedure set forth below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) business days of the date the final Notice of Exercise is delivered to the Company.  Each date on which the Holder’s rights represented by this Warrant are exercised by fully complying with subsections (i), (ii), and (iii) of this Section 1.3.1 is referred to as an “Exercise Date.”

The Holder shall have the option (the "Cashless Exercise Option"), to exercise this Warrant, in whole but not in part, by the surrender of this Warrant and the Form of Exercise (and without payment in cash of the amount described in Section 1.3.1(iii) above) in exchange for a number of whole shares of the Company's Common Stock equal to the product of (a) the number of shares of Company's Common Stock for which this Warrant is exercisable as of the business day on which notice of election to exercise in the form of Exhibit A Warrant is received by the Company or its counsel (the "Cashless Exercise Date"), and (b) the Cashless Exercise Ratio (the "Cashless Exercise"). The "Cashless Exercise Ratio" shall be determined in accordance with the following formula:

Final Price on Cashless Exercise Date - Exercise Price
Final Price on Cashless Exercise Date

where: "Final Price" means, on any day, the last reported sale price per share of the Company's Common Stock for that day. The "Cashless Exercise Date" shall be deemed the "Exercise Date" under the Warrant."

Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 1.3.1.

1.3.2   Simultaneously with each exercise, the Company shall cause its transfer agent to issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder’s designee, to such Holder or designee, as the case may be.  If such exercise shall not have been for the full number of the Warrant Shares, then the Company shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares.

1.3.3   No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall issue one whole Warrant Share.

1.4   Cancellation of Warrant.  This Warrant is issued pursuant to the terms of a Consulting Agreement of even dated between the Company and Holder.  Under Section 2 of the Consulting Agreement, the Company may terminate the Consulting Agreement during the initial 90 day period, i.e., before June 9, 2010, in the event that the Company is not reasonably satisfied with the performance of Consultant.  Under Section 5(c) of the Consulting Agreement, upon termination of the Consulting Agreement during such initial 90 day period under Section 2 thereof, the Company may also terminate and cancel this Warrant.  Accordingly, any written notice of termination of the Consulting Agreement by the Company to the Holder (or its successors or assigns) on or before June 9, 2010 pursuant to Section 2 thereof shall constitute notice of termination of this Warrant.  In the event that the Company shall furnish such written notice of termination during the initial 90 days, then from and after the date of such notice, this Warrant shall be terminated and cancelled and the Holder (and any successor or assign of Holder) shall have no further rights hereunder.  Notwithstanding anything to the contrary herein contained, the provisions relating to termination of this Warrant under this Section 1.4 shall relate only to termination of the Consulting Agreement during the initial 90 days pursuant to Section 2 thereof, but to no other termination of the Consulting Agreement whatsoever.

2.   Anti-dilution Provisions.  The number of shares of Common Stock purchasable on exercise of this Warrant and payment of the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

2.1   Change in Capital Stock.  If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then in each case the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant exercised thereafter may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.  The adjustment as provided in this Section 2.1 shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination, or reclassification.  If after an adjustment, a Holder of a Warrant, upon its exercise, may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock.  After such allocation, the exercise privilege and the exercise price of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 2.

2.2   Adjustment of Number of Shares.  Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted to the nearest whole share to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

3.   Representations, Warranties, and Covenants as to Stock.  The Company represents and warrants to the Holder that (i) all shares of Common Stock that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) the Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite power to carry on its business as presently being conducted, and is qualified to do business and is in good standing in every jurisdiction in which the failure so to qualify or to be in good standing could have a material adverse effect on the Company, (iii) the Company has all requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder, (iv) this Warrant has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, and (v) the execution, delivery, and performance of this Warrant by the Company have not violated and shall not violate any law, rule, or regulation to which the Company is subject, the Articles of Incorporation or by-laws of the Company, or any material agreement to which the Company is a party or by which it is bound.

The Company covenants and agrees that the Company will take all such action as may be required to assure that the Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full.

4.   Transfer of Warrant.  Subject to applicable securities laws, this Warrant and all rights hereunder are transferable by the Holder, in whole or in part, and from time to time, upon (i) surrender of this Warrant properly endorsed, and (ii) delivery of a notice of transfer in the form of Exhibit B by the Holder or its duly authorized representative at the office of the Company, the Company will at its expense issue to or upon the order of the Holder a new Warrant or Warrants of like tenor in the name of such Holder or as such Holder may direct.  Each transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; provided, however, that until each such transfer is recorded on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

5.           Lost, Stolen, Mutilated, or Destroyed Warrant.  If this Warrant is lost, stolen, mutilated, or destroyed, the Company shall at its expense (upon delivery of an indemnity agreement reasonably satisfactory in the Company and, in the case of a mutilated Warrant, surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated, or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by recognized overnight courier, prepaid, addressed as follows:

If to the Company, to;

Cellynx Group, Inc.
25910 Acero, Suite 370
Mission Viejo, CA 92691
Tel.: (949) 305-5290
Fax: (949) 305-5291

With a copy to:

Durham Jones & Pinegar
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
Attn: Jeffrey M. Jones, Esq.
Tel: (801) 415-3000
Fax: (801) 415-3500

If to the Holder, at:

Advisor Associates, Inc.
1575 45th Street
Brooklyn, New York 11219
Tel:  [_______________]

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

7.   Successors and Assigns.  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and (to the extent provided herein) the holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or holders.

8.   Modification and Severability.  If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency.  If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

9.           Governing Law.  The construction, validity, interpretation and enforcement of this Warrant shall be governed by the laws of the State of New York (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of New York).  EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS WARRANT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

10.           Headings.  The headings of the various sections contained in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

CELLYNX GROUP, INC.

By:	/s/ Daniel R. Ash
Name: Daniel R. Ash Title: Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF ELECTION TO EXERCISE
[To be executed only upon exercise
of the Warrant to which this form is attached]

To CELLYNX GROUP, INC:

The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase            shares of Common Stock of CELLYNX GROUP, INC., and herewith tenders the aggregate payment of $_________ in the form of cash, wire transfer funds, or check.  The undersigned requests that a certificate for such shares be issued in the name of                                     , whose address is __________________, and that such certificate be delivered to ______________________, whose address is ________________________________________.

If such number of shares is less than all of the shares purchasable under the Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the right to purchase the remaining balance of the shares purchasable under such current Warrant be registered in the name of __________________, whose address is _____________________________________, and that such new Warrant be delivered to __________________, whose address is __________________________________________.

Signature: _________________________________
(Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant)

Date: _____________________________________

EXHIBIT B

FORM OF NOTICE OF TRANSFER
[To be executed only upon transfer
of the Warrant to which this form is attached]

To CELLYNX GROUP, INC:

For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ all of the rights represented by the Warrant to which this form is attached to purchase _________________________ shares of Common Stock of CELLYNX GROUP, INC. (the “Company”), to which such Warrant relates, and appoints _________________________ as its attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Signature: _________________________________
(Signature must conform in all respects to the name of the holder of the Warrant as specified on the face of the Warrant)

Address: __________________________________

Date: _____________________________________